Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 21, 2006 relating to the consolidated financial statements of Sky Financial Group, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Shared-Based Payment, in 2005), and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Sky Financial Group, Inc. for the year ended December 31, 2005.

Form S-8 No. 333-125403

Form S-3 No. 333-117186

Form S-8 No. 333-117185

Form S-8 No. 333-117184

Form S-8 No. 333-108810

Form S-8 No. 333-65492

Form S-8 No. 333-59312

Form S-8 No. 333-67233

Form S-8 No. 333-47315 (Post-Effective Amendment No. 1 on Form S-8 to Form S-4)

Form S-8 No. 333-60741 (Post-Effective Amendment No. 1 on Form S-8 to Form S-4)

Form S-3 No. 333-64127

Form S-8 No. 333-18867

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Cleveland, Ohio

February 21, 2006